UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio		44316-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Goodyear Tire & Rubber Company’s Annual Meeting of Shareholders was held on April 6, 2020 (the “Annual Meeting”). At the Annual Meeting, 197,767,464 shares of common stock, without par value, or approximately 85% of the 232,687,988 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxies.

Set forth below are the matters acted upon by Goodyear shareholders at the Annual Meeting, and the final voting results on each matter.

1. Election of Directors. Twelve persons were nominated by the Board of Directors for election as directors of Goodyear, each to hold office for a one-year term expiring at the 2021 annual meeting of shareholders and until his or her successor is duly elected and qualified. Each nominee was an incumbent director, no other person was nominated, and each nominee was elected. There were 31,713,746 broker non-votes with respect to each nominee. The votes cast for or against, as well as abstentions with respect to, each nominee were as follows:

Name of Director	Shares of Common Stock Voted For		Shares of Common Stock Voted Against		Abstentions
James A. Firestone	159,887,298	(96.3%)	5,440,261	(3.3%)	726,159	(0.4%)
Werner Geissler	162,298,777	(97.7%)	3,002,168	(1.8%)	752,773	(0.5%)
Peter S. Hellman	161,805,968	(97.4%)	3,485,847	(2.1%)	761,903	(0.5%)
Laurette T. Koellner	159,235,744	(95.9%)	6,089,844	(3.7%)	728,130	(0.4%)
Richard J. Kramer	157,362,111	(94.8%)	7,449,446	(4.5%)	1,242,161	(0.7%)
W. Alan McCollough	158,989,054	(95.7%)	6,297,471	(3.8%)	767,193	(0.5%)
John E. McGlade	160,421,300	(96.6%)	4,865,365	(2.9%)	767,053	(0.5%)
Roderick A. Palmore	161,371,528	(97.2%)	3,908,015	(2.4%)	774,175	(0.5%)
Hera K. Siu	161,286,077	(97.1%)	3,888,024	(2.3%)	879,617	(0.5%)
Stephanie A. Streeter	158,517,014	(95.5%)	6,796,467	(4.1%)	740,237	(0.4%)
Michael R. Wessel	161,733,160	(97.4%)	3,516,354	(2.1%)	804,204	(0.5%)
Thomas L. Williams	161,391,811	(97.2%)	3,891,413	(2.3%)	770,494	(0.5%)

2. Advisory vote regarding the compensation of named executive officers. An advisory resolution that the shareholders approve the compensation of Goodyear’s named executive officers was submitted to, and voted upon by, the shareholders. There were 144,979,025 shares of common stock voted in favor of, and 19,929,255 shares of common stock voted against, said resolution. The holders of 1,145,438 shares of common stock abstained and there were 31,713,746 broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority (87.9%) of the votes cast “for” and “against” the matter at the Annual Meeting, was adopted.

3. Ratification of appointment of independent registered public accounting firm. A resolution that the shareholders ratify the action of the Audit Committee in selecting and appointing PricewaterhouseCoopers LLP as the independent registered public accounting firm for Goodyear for the year ending December 31, 2020 was submitted to, and voted upon by, the shareholders. There were 185,456,983 shares of common stock voted in favor of, and 11,451,620 shares of common stock voted against, said resolution. The holders of 858,861 shares of common stock abstained and there were no broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority (79.7%) of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was adopted.

4. Shareholder proposal. A resolution requesting a shareholder vote on bylaw and charter amendments was submitted to, and voted upon by, the shareholders. There were 6,308,035 shares of common stock voted in favor of, and 157,940,167 shares of common stock voted against, said resolution. The holders of 1,805,516 shares of common stock abstained and there were 31,713,746 broker non-votes. The resolution, having failed to receive the affirmative vote of the holders of at least a majority (2.7%) of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was not adopted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: April 9, 2020	By	/s/ Daniel T. Young
Daniel T. Young
Secretary